UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 27, 2015

Park-Ohio Holdings Corp.
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 947-2000

Not applicable
(Former name or former address, if changed since last report.)

Park-Ohio Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	333-43005-1	34-6520107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 947-2000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On May 27, 2015, Kevin R. Greene, a member of the Boards of Park-Ohio Holdings Corp. (“Holdings” or the "Company") and Park-Ohio Industries, Inc. (“Industries”), notified Holdings and Industries that he will resign from the Boards of Holdings and Industries effective June 15, 2015.

On May 28, 2015, the shareholders of Holdings, upon the recommendation of the Holdings' Board, approved the Park-Ohio Holdings Corp. 2015 Equity and Incentive Compensation Plan (the “Equity Plan”) and re-approved the Park-Ohio Holdings Corp. Annual Cash Bonus Plan, as amended (the “Bonus Plan”).

The Equity Plan became effective upon such shareholder approval. Following such approval and effectiveness, the Company will cease to issue awards under the Company’s Amended and Restated 1998 Long-Term Incentive Plan (as Amended and Restated as of May 24, 2012). The Equity Plan, among other things, authorizes 650,000 common shares for issuance thereunder in the form of stock options, appreciation rights, restricted shares, restricted share units, performance shares, performance units and other awards, plus certain common shares added back to the Equity Plan as provided for under the Equity Plan.

The Equity Plan allows for the grant of qualified performance-based awards that may be able to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The performance measures for such awards are to be based on one or more of the following management objectives:

•
Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit - these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

•
Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, sales, and equity);

•	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

•	Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

•
Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth by targeted country, region or end market, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

•
Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices, succession planning and talent development, employee benefits, supervision of litigation and information technology, and synergies and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

The Bonus Plan is designed to attract and retain key executives for the Company and its subsidiaries and to provide such persons with incentives for superior performance. The Bonus Plan authorizes the Compensation Committee of the Board to make awards to key executives upon the achievement of performance targets that are based on measures of performance. These performance measures will be determined by the Compensation Committee for each plan year and will be based on specified levels of, growth in or relative peer company performance in one or more or a combination of the following management objectives: earnings per share; earnings before interest, taxes, depreciation, and amortization; earnings before interest and taxes; earnings before taxes; return on invested capital; return on total capital; return on assets; return on equity; total shareholder return; net income; revenue; cash flow or operating profit; and productivity improvement. The maximum award that will be available to a participant each plan year will in no event be more than $5,000,000.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Shareholders on May 28, 2015. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of the Shareholders are set forth below.

Proposal 1. The shareholders elected Patrick V. Auletta, Edward F. Crawford and James W. Wert as directors of the Company to serve until the 2018 Annual Meeting of the Shareholders. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Vote
Patrick V. Auletta	10,480,157	98,901	1,217,988
Edward F. Crawford	10,027,783	551,275	1,217,988
James W. Wert	10,275,283	303,775	1,217,988

Proposal 2. The shareholders approved the ratification of the selection of Ernst & Young LLP as the Company’s independent public accounting firm for 2015. The voting results were as follows:

For	Against	Abstain
11,699,499	93,265	4,282

Proposal 3. The shareholders approved the Equity Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
10,325,530	234,890	18,638	1,217,988

Proposal 4. The shareholders approved the Bonus Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
10,418,794	146,057	14,207	1,217,988

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.
(Registrant)

Dated:	May 29, 2015	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary

Park-Ohio Industries, Inc.
(Registrant)

Dated:	May 29, 2015	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary